PRESS RELEASE

CONTACT:
Scott Eckstein
Financial Relations Board
212-827-3766

ZAIS FINANCIAL CORP. REPORTS FIRST QUARTER 2014 RESULTS

Red Bank, NJ – May 13, 2014 – ZAIS Financial Corp. (NYSE: ZFC) (“ZAIS Financial” or the “Company”) today reported financial results for the three months ended March 31, 2014.

FIRST QUARTER 2014 AND RECENT HIGHLIGHTS

  GAAP net income of $2.5 million, or $0.28 per weighted average share outstanding

  Core Earnings (a non-GAAP financial measure as defined below) of $1.5 million, or $0.17 per weighted average share outstanding
  GAAP and Core Earnings for the first quarter were negatively impacted by expenses related to the evaluation of a potential acquisition and professional fees related to registration statement filings.
  First quarter cash dividend of $0.40 per share of the Company’s common stock and operating partnership unit (“OP unit”) was declared on March 20, 2014 and paid on April 14, 2014

  Book value per share of common stock and OP unit of $19.86 as of March 31, 2014, as compared with $19.98 as of December 31, 2013

  Residential mortgage loan portfolio with an unpaid principal balance of $496.0 million and a fair value of $415.6 million, as of March 31, 2014
  During the three months ended March 31, 2014, acquired mortgage loans with an unpaid principal balance of $100.4 million
  Residential mortgage-backed securities (“RMBS”) consisting of non-Agency RMBS with a fair value of $231.8 million, as of March 31, 2014

  2.90x leverage ratio as of March 31, 2014

“In the first quarter we continued to make significant progress on executing our investment strategy while also making important strides towards building proprietary sourcing channels for newly originated mortgage loans,” said Michael Szymanski, President and Chief Executive Officer of ZAIS Financial. “During the quarter we completed deployment of the proceeds from the convertible notes issued in November of 2013, which included the acquisition of whole loans with unpaid principal balance of approximately $100 million. This capital deployment is consistent with our focus on mortgage credit investment strategies, which we expect to benefit from the ongoing general economic and housing recoveries.”

FIRST QUARTER 2014 RESULTS

ZAIS Financial reported GAAP net income for the three months ended March 31, 2014 of $2.5 million, or $0.28 per weighted average share outstanding compared with net income of $2.0 million, or $0.32 per weighted average share outstanding for the three months ended March 31, 2013. The increase in net income was largely attributable to an increase in net interest income of $2.7 million, partially offset by an increase in operating expenses of $2.0 million and a decrease in other gains / (losses) of $0.2 million. For the three months ended March 31, 2014, the Company reported Core Earnings (which excludes changes in unrealized gains or losses on mortgage loans, real estate securities and other investment securities, realized gains or losses on mortgage loans and real estate securities, gains or losses on derivative instruments and certain non-recurring adjustments) of $1.5 million, or $0.17 per weighted average share outstanding compared with Core Earnings of $0.8 million, or $0.13 per weighted average share outstanding for the quarter ended March 31, 2013. Core Earnings is a non-GAAP financial measure. The quarter ended March 31, 2014 was the fourth full quarter in which the Company operated as a public mortgage REIT following its initial public offering (“IPO”) completed on February 13, 2013.

The Company had 7,970,886 shares of common stock outstanding as of March 31, 2014 and March 31, 2013, respectively.

At March 31, 2014 the Company’s book value was $19.86 per share of common stock and OP unit, compared with book value per share of common stock and OP unit of $19.98 as of December 31, 2013. The March 31, 2014 book value includes $3.6 million, or $0.40 per share of common stock and OP unit in dividends payable related to the March 20, 2014 dividend declaration.

The Company earned interest income of $9.5 million for the three months ended March 31, 2014, compared with $3.4 million of interest income for the three months ended March 31, 2013. The increase in interest income was mainly due to the deployment of capital raised in the Company’s February 2013 IPO and November 2013 issuance of 8% Exchangeable Senior Notes (“Notes”), which is now significantly allocated to whole loans. The purchase of whole loans into the portfolio increased interest income by $5.6 million. Other factors contributing to the increase in interest income included increases in the average RMBS portfolio yield and the purchase of other investment securities, which increased interest income by $1.0 million and $0.1 million, respectively. These increases were partially offset by a decrease in the Company’s average RMBS portfolio balance, which decreased interest income by $0.6 million. The Company incurred interest expense of $3.9 million for the three months ended March 31, 2014, compared with $0.5 million for the three months ended March 31, 2013. The increase in interest expense was due to an increase in borrowings from the loan repurchase facility used to finance the Company’s residential mortgage loan portfolio (the “Loan Repurchase Facility”), securities repurchase agreements used to finance the Company’s RMBS portfolio and the issuance of the Notes.

As of March 31, 2014, the weighted average net interest spread between the yield on the Company’s assets and the cost of funds, including the impact of interest rate hedging, was 3.97% for mortgage loans and 4.82% for non-Agency RMBS and other investment securities. As of March 31, 2013, the weighted average net interest spread between the yield on the Company’s assets and the cost of funds, including the impact of interest rate hedging, was 1.58% for Agency RMBS and 3.97% for non-Agency RMBS.

The Company incurred operating expenses of $4.1 million for the three months ended March 31, 2014, compared with $2.1 million for the three months ended March 31, 2013. General and administrative expenses increased by $0.9 million largely attributable to due diligence costs and professional fees related to the Company’s evaluation of a potential acquisition. Professional fees increased by $0.5 million due to procedures performed by the independent auditors for the 2013 annual financial statement audit and additional legal and accounting expenses related to the Company’s registration statement filings on Form S-3. Loan servicing fees increased by $0.4 million from the prior year period, due to the acquisition of whole loans as the Company executed on its investment strategy. Advisory fees increased by $0.2 million due to an increase in stockholders’ equity resulting from the Company’s February 2013 IPO.

PORTFOLIO SUMMARY

As of March 31, 2014, ZAIS Financial held residential mortgage loans with an aggregate unpaid principal balance of $496.0 million and a fair value of $415.6 million, a diversified portfolio of non-Agency RMBS with a fair value of $231.8 million consisting primarily of senior tranches that were originally highly rated but subsequently downgraded and other investment securities with a fair value of $11.1 million.

During the three months ended March 31, 2014, the Company acquired fixed rate mortgage loans and adjustable rate mortgage loans with a principal balance of $100.4 million. ZAIS Financial did not sell any mortgage loans during the first quarter. Also during the three months ended March 31, 2014, the Company acquired non-Agency RMBS with a principal balance of $14.5 million and sold non-Agency RMBS with a principal balance of $2.7 million. The Company additionally acquired other investment securities with a principal balance of $10.0 during the three months ended March 31, 2014. ZAIS Financial did not sell any other investment securities during the first quarter.

As of March 31, 2014, ZAIS Financial was fully invested in its target assets contemplated by its long-term business plan. However, for a portion of the quarter ended March 31, 2014, the Company was not fully invested in its long-term target assets.

LEVERAGE, DEBT AND HEDGING ACTIVITIES

During the three months ended March 31, 2014, the Company amended the Loan Repurchase Facility to increase the uncommitted borrowing capacity by $75 million. As of March 31, 2014, ZAIS Financial had a leverage ratio of 2.90x. The Company had $512.9 million in aggregate borrowings outstanding as of March 31, 2014, under the Loan Repurchase Facility, four master securities repurchase agreements and the Notes. The Loan Repurchase Facility and master securities repurchase agreements are secured by portions of the Company’s mortgage loans, non-Agency RMBS and other investment securities, respectively, and bear interest at rates that have historically moved in close relationship to LIBOR. The Notes are the Company’s senior unsecured obligations and bear interest at a rate of 8% per year, payable semiannually in arrears on May 15th and November 15th of each year. The Notes mature on November 15, 2016.

As of March 31, 2014, the Company had an outstanding interest rate swaption agreement that represents an option that gives the Company the right, but not the obligation, to enter into a previously agreed upon interest rate swap contract on a future date. The notional amount of the Company’s interest rate swaption agreement as of March 31, 2014 was $225.0 million. ZAIS Financial also had outstanding interest rate swap agreements designed to mitigate the effects of increases in interest rates on a portion of its repurchase agreements. These interest rate swap agreements provide for the Company to pay fixed interest rates and receive floating interest rates indexed to LIBOR, effectively fixing the floating interest rates on $17.2 million of borrowings under its repurchase agreements as of March 31, 2014.

COMMON STOCK DIVIDEND

On March 20, 2014, ZAIS Financial announced that its Board of Directors declared a cash dividend of $0.40 per share of the Company's common stock and OP unit for the three months ended March 31, 2014. The dividend was paid on April 14, 2014 to stockholders and OP unit holders of record as of the close of business on March 31, 2014.

The Company’s current policy is to pay quarterly distributions which will allow it to continue to qualify as a REIT. Taxable and GAAP earnings will typically differ due to differences in premium amortization and discount accretion, certain non-taxable unrealized and realized gains and losses, and non-deductible general and administrative expenses.

INVESTOR CONFERENCE CALL

Management will host a conference call today, May 13, 2014, at 10:00 a.m. eastern time to review the Company’s financial results. The number to call for this interactive teleconference is (480) 629-9692.

A replay of the conference call will be available through Tuesday May 20, 2014, by dialing (303) 590-3030 and entering the confirmation number, 4681154.

The live broadcast of the ZAIS Financial quarterly conference call will also be available online at the Company's website, www.zaisfinancial.com on Tuesday May 13, 2014, beginning at 10:00 a.m. eastern time. The online replay will follow shortly after the call and will be available for approximately one year.

FIRST QUARTER INVESTOR PRESENTATION

The Company’s First Quarter Investor Presentation – March 31, 2014, is available on the Company’s website at www.zaisfinancial.com. To access the presentation, select the Q1 2014 Earnings Presentation link on the “Investor Relations” page on the Company’s website.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with generally accepted accounting principles (“GAAP”), this press release includes certain non-GAAP financial information, including Core Earnings. Core Earnings is a non-GAAP measure that the Company defines as GAAP net income, excluding changes in unrealized gains or losses on mortgage loans, real estate securities and other investment securities, realized gains or losses on mortgage loans and real estate securities, gains or losses on derivative instruments and certain non-recurring adjustments.

The Company believes that providing investors with this non-GAAP financial information, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because Core Earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company’s presentation of Core Earnings may not be comparable to other similarly-titled measures of other companies.

The following table reconciles net income computed in accordance with GAAP to Core Earnings:

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS

(Expressed in United States Dollars)	Three Months Ended March 31,
	2014	2013
	(unaudited)	(unaudited)
Net income - GAAP	$2,482,859	$1,973,695
Recurring adjustments for non-core earnings:
Change in unrealized gain or loss on mortgage loans	(689,604)	28,906
Change in unrealized gain or loss on real estate securities	(2,736,058)	(903,277)
Change in unrealized gain or loss on other investment securities	(370,764)	-
Realized (gain) on mortgage loans	(230,737)	-
Realized (gain) on real estate securities	(73,619)	-
Loss / (gain) on derivative instruments	3,108,681	(281,144)
Core Earnings - non-GAAP	$1,490,758	$818,180

Core Earnings - per weighted average share outstanding - non-GAAP	$0.17	$0.13

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Expressed in United States Dollars)
	March 31, 2014	December 31, 2013
Assets	(unaudited)
Cash	$30,085,010	$57,060,806
Restricted cash	5,850,364	2,128,236
Mortgage loans, at fair value - $415,348,056 and $331,522,165 pledged as collateral, respectively	415,613,711	331,785,542
Real estate securities, at fair value - $201,451,523 and $183,722,511 pledged as collateral, respectively	231,844,899	226,155,221
Other investment securities, at fair value - $11,087,508 and $0 pledged as collateral, respectively	11,087,508	-
Derivative assets, at fair value	2,261,459	284,454
Other assets	1,473,826	2,666,799
Total assets	$698,216,777	$620,081,058
Liabilities
Loan repurchase facility	$297,401,891	$236,058,976
Securities repurchase agreements	159,180,562	138,591,678
Exchangeable Senior Notes	54,763,990	54,539,051
Derivative liabilities, at fair value	1,606,416	1,471,607
Dividends and distributions payable	3,559,120	8,452,910
Accounts payable and other liabilities	3,084,241	1,828,947
Accrued interest payable	1,928,256	1,369,327
Total liabilities	521,524,476	442,312,496

Stockholders’ equity
12.5% Series A cumulative non-voting preferred stock, $0.0001 par value; 50,000,000
shares authorized; zero shares issued and outstanding	-	-
Common stock $0.0001 par value; 500,000,000 shares authorized;
7,970,886 shares issued and outstanding	798	798
Additional paid-in capital	164,207,617	164,207,617
Accumulated deficit	(5,922,756)	(4,958,607)
Total ZAIS Financial Corp. stockholders' equity	158,285,659	159,249,808
Non-controlling interests in operating partnership	18,406,642	18,518,754
Total stockholders' equity	176,692,301	177,768,562
Total liabilities and stockholders' equity	$698,216,777	$620,081,058

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in United States Dollars)
	Three Months Ended March 31,
	2014	2013
	(unaudited)	(unaudited)
Interest income
Mortgage loans	$5,649,553	$28,906
Real estate securities	3,740,615	3,407,127
Other investment securities	102,865	-
Total interest income	9,493,033	3,436,033
Interest expense
Loan repurchase facility	1,830,907	-
Securities repurchase agreements	660,402	514,035
Exchangeable Senior Notes	1,412,643	-
Total interest expense	3,903,952	514,035
Net interest income	5,589,081	2,921,998
Other gains / (losses)
Change in unrealized gain or loss on mortgage loans	689,604	(28,906)
Change in unrealized gain or loss on real estate securities	2,736,058	903,277
Change in unrealized gain or loss on other investment securities	370,764	-
Realized gain on mortgage loans	230,737	-
Realized gain on real estate securities	73,619	-
(Loss) / gain on derivative instruments	(3,108,681)	281,144
Total other gains / (losses)	992,101	1,155,515
Expenses
Professional fees	1,811,851	1,261,184
Advisory fee - related party	702,755	488,385
Loan servicing fees	372,132	-
General and administrative expenses	1,211,585	354,249
Total expenses	4,098,323	2,103,818
Net income	2,482,859	1,973,695
Net income allocated to non-controlling interests	258,654	299,094
Preferred dividends	-	15,379
Net income attributable to ZAIS Financial Corp.
common stockholders	$2,224,205	$1,659,222
Net income per share applicable to common
stockholders - Basic	$.28	$.32
Net income per share applicable to common
stockholders - Diluted	$.28	$.32
Weighted average number of shares of common stock:
Basic	7,970,886	5,142,053
Diluted	8,897,800	6,068,967

The following table sets forth certain information regarding the Company's mortgage loans as of March 31, 2014:

	Unpaid
	Principal	Premium	Amortized	Gross Unrealized(1)			Weighted Average
	Balance	(Discount)	Cost	Gains	Losses	Fair Value	Coupon	Yield(2)
Mortgage Loans
Performing
Fixed	$251,746,179	$(47,755,347)	$203,990,832	$9,565,952	$(2,750,993)	$210,805,791	4.73%	7.07%
ARM	218,006,277	(33,133,709)	184,872,568	4,853,505	(2,269,336)	187,456,737	3.64	6.73
Total performing	469,752,456	(80,889,056)	388,863,400	14,419,457	(5,020,329)	398,262,528	4.22	6.91
Non-performing(3)	26,234,674	(7,310,449)	18,924,225	544,555	(2,117,597)	17,351,183	5.00	7.58
Total Mortgage Loans	$495,987,130	$(88,199,505)	$407,787,625	$14,964,012	$(7,137,926)	$415,613,711	4.26%	6.94%
____________________

(1)	The Company has elected the fair value option pursuant to ASC 825 for its mortgage loans. The Company recorded a gain of $0.7 million for the three months ended March 31, 2014, as change in unrealized gain or loss on mortgage loans in the consolidated statements of operations.
(2)	Unleveraged yield.
(3)	Loans that are delinquent for 60 days or more are considered non-performing.

The following table sets forth certain information regarding the Company's RMBS and other investment securities as of March 31, 2014:

	Principal or
	Notional	Premium	Amortized	Gross Unrealized(1)			Weighted Average
	Balance	(Discount)	Cost	Gains	Losses	Fair Value	Coupon	Yield(2)
Real estate securities
Non-Agency RMBS
Alternative - A(3)	$164,764,296	$(78,482,420)	$86,281,876	$2,963,208	$(327,637)	$88,917,447	4.09%	7.11%
Pay option adjustable rate	33,700,568	(6,646,540)	27,054,028	605,224	(228,195)	27,431,057	0.74	6.83
Prime	105,995,923	(13,051,352)	92,944,571	4,113,891	(235,413)	96,823,049	4.71	6.59
Subprime	19,867,136	(1,701,070)	18,166,066	689,080	(181,800)	18,673,346	1.06	5.97
Total RMBS	$324,327,923	$(99,881,382)	$224,446,541	$8,371,403	$(973,045)	$231,844,899	3.71%	6.77%
Other investment
securities	$10,000,000	$716,744	$10,716,744	$370,764	$—	$11,087,508	5.40%	6.66%
____________________

(1)	The Company has elected the fair value option pursuant to ASC 825 for its real estate securities and other investment securities. The Company recorded a gain of 2.7 million for the three months ended March 31, 2014, as change in unrealized gain or loss on real estate securities in the consolidated statements of operations. The Company also recorded a gain of $0.4 million for the three months ended March 31, 2014, as change in unrealized gain or loss on other investment securities in the consolidated statements of operations.
(2)	Unleveraged yield.
(3)	Alternative – A RMBS includes an interest-only strip with a notional balance of $61.4 million.

The following table presents information about the Company's interest rate swap agreements as of March 31, 2014:

		Weighted	Weighted	Weighted
		Average Pay	Average	Average Years
Maturity	Notional Amount	Rate	Receive Rate	to Maturity
2023	$17,200,000	2.72%	0.24%	9.3
Total/Weighted average	$17,200,000	2.72%	0.24%	9.3

The following table presents information about the Company's interest rate swaption agreement as of March 31, 2014:

Swaption Expiration	Notional Amount	Strike Rate	Swap Maturity
2015	$225,000,000	3.64%	2025

ABOUT ZAIS FINANCIAL CORP.

ZAIS Financial Corp. is a real estate investment trust (“REIT”) which invests in, finances and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. The Company is externally managed and advised by ZAIS REIT Management, LLC, a subsidiary of ZAIS Group, LLC. Additional information can be found on the Company's website at www.zaisfinancial.com.

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage-related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company's Annual Report on Form 10-K filed on March 13, 2014 and other reports filed by the Company with the Securities and Exchange Commission (the “SEC”), copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.